UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

AFP Imaging Corporation
(Exact name of registrant as specified in its charter)

New York	0-10832	13-2956272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Clearbrook Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 592-6100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On June 22, 2009, AFP Imaging Corporation (the “Registrant”) amended the Revolving Credit and Term Loan Agreement with ComVest Capital, LLC (“ComVest”) executed in April 2007 (the “Original Agreement”). The Original Agreement contemplated both a term loan and a revolver. The terms, conditions, representations, warranties and covenants of the Amended and Restated Revolving Credit and Term Loan Agreement (the “Amended Agreement”) are substantially similar to those contained in the Original Agreement, other than the exclusion in the Amended Agreement of permitted revolver borrowings based upon eligible assets and the confirmation by the Registrant that existing outstanding indebtedness under the revolver is the maximum permitted. Pursuant to the Amended Agreement, the term note originally issued in connection with the Original Agreement was amended to reflect a new $4,567,824.09 principal amount (the “Amended Term Note”).  The interest rate of the Amended Term Note remains at 10%, the full principal is due June 30, 2011, and the Amended Term Note is no longer convertible into common stock.  The revolving loan bears interest at a rate of two percent (2%) per annum plus the prime rate, the maximum borrowing is limited to $3,101,032.55, and is payable in full on April 30, 2012.

In addition, on June 22, 2009, ComVest loaned the Registrant an additional $1 million in the form of a Subordinated Promissory Note.  This new note bears interest at a rate of 11% per annum and provides for repayment in 12 monthly installments of $27,500 beginning July 1, 2010, with a final balloon payment of all remaining amounts due thereunder on June 30, 2011, of $670,000.

As part of the transaction, the Registrant granted warrants to several entities, each exercisable for a period of five (5) years. First, the Registrant granted to ComVest an aggregate of 19,282,200 warrants to purchase shares of the Registrant’s common stock, par value $.01 per share (“Common Stock”) at an exercise price of $.01 per share.  The 800,000 warrants previously issued to ComVest in April 2007 were cancelled.  Next, the Registrant granted to Snow Becker Krauss P.C. (“SBK”) an aggregate of 500,000 warrants to purchase shares of the Common Stock at an exercise price of $.01 per share. SBK agreed to waive a portion of its legal fees in exchange for these warrants.  Finally, the Registrant granted to Robert Blatt an aggregate of 26,000 warrants to purchase shares of Common Stock at an exercise price of $.01 per share.  Mr. Blatt agreed to waive a portion of his normal consulting fees in exchange for these warrants.

In connection with the transaction, on June 22, 2009, the Registrant entered into a Stock Purchase Agreement with BioWave Innovations, LLC (the “Stock Purchase Agreement”), pursuant to which BioWave purchased and the Registrant sold 578,466 shares of the Registrant’s newly-issued Series A Convertible Preferred Stock in exchange for $500,000, effectively transferring control of the Registrant to BioWave, as described in greater detail in Item 5.01 below.  Prior to entering into the Stock Purchase Agreement, the Registrant amended its Certificate of Incorporation to create a new class of Series A Convertible Preferred Stock, as described in greater detail in Item 5.02 below.

Item 3.02.          Unregistered Sales of Equity Securities.

On June 22, 2009, the Registrant completed the sale of an aggregate of 578,466 shares of its authorized, newly issued Series A Convertible Preferred Stock to BioWave, for an aggregate consideration of $500,000.  Each preferred share is convertible into 100 shares of Common Stock and entitles the holder to cash dividends paid quarterly at the rate of 10% per annum, subject to any limitations imposed under any outstanding loan agreements.  The Series A Convertable Preferred Stock was issued and sold pursuant to the exemption from registration afforded by Regulation D of the Securities Act of 1933, as amended.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.01           Changes in Control of Registrant.

On June 22, 2009, BioWave acquired control of the Registrant through the purchase of 578,466 shares of the Registrant’s Series A Convertible Preferred Stock in exchange for $500,000.  As each share of the Series A Convertible Preferred Stock is convertible into 100 shares of Common Stock, after consummation of the transaction, BioWave effectively owns approximately 60% of the Common Stock on an as-converted basis, assuming all existing warrants are exercised (or approximately 75% of the Common Stock prior to the exercise of such warrants).

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2009, Jack Becker and Robert Blatt resigned from the Registrant's Board of Directors.  David Vozick resigned as Chairman of the Board and was appointed Chief Executive Officer of the Registrant.   David Vozick and Donald Rabinovitch remain on the Board of Directors.  On June 22, 2009, the Registrant appointed R. Scott Jones and Gary Jaggard to the Board of Directors and Mr. Jones was appointed as the Chairman of the Board of Directors.  Mr. Jones is the Managing Director of BioWave and Mr. Jaggard is a Managing Director of ComVest.   Mr. Jones received his B.S. in Biochemistry and Biophysics from the State University of New York in 1980 and his M.S. in Biomedical Engineering in 1984 from Pennsylvania State University.  Most recently, he served as the President and Chief Executive Officer of Cantel Medical Corporation from 2006 to 2008.  Prior to holding that office, he was the President and Chief Executive Officer of Symphony Health Services, Inc. From 2001 to 2003, he was the President and Chief Executive Officer of Accentia, Inc.  Mr. Jones has also served on the boards of directors for various companies, including American Radiology Services, Inc. from 2002 to 2008, MD-Exchange, LLC from 2001 to 2006, and Tech-Health, Inc. from 2000 to 2002.

Prior to joining ComVest in 2007, Mr. Jaggard served as President of Presidential Financial's Florida region where he was responsible for marketing, business origination, portfolio management, and operations. His prior positions include Senior Vice President of Consumer Lending for Southeast Bank, Senior Vice President with GE Capital Business Credit, and various positions at Merrill Lynch Business Financial, U.S. Bank, and National Bank of Canada. Mr. Jaggard has developed his expertise as an asset based, leasing, commercial, and consumer manager and lender, having rebuilt various loan portfolios ranging from start ups to a $2 billion loan portfolio. He is also a Certified Financial Manager and a Registered Investment Advisor, and received his MBA from Nova Southeastern University.

On June 22, 2009, the Registrant entered into employment contracts with Mr. Vozick, Mr. Rabinovitch, and Ms. Nissen, the Registrant’s Chief Financial Officer, each with a term of eighteen months and, each with an annual salary of $150,000.  These contracts include usual and customary terms and conditions, including a six-month non-compete clause for the Chief Executive Officer and the President, clauses for termination with and without cause, reimbursement for use of a company car, life insurance, and standard company employee benefits.  In the event any of the three employees is terminated without cause, the employee would be entitled to be paid severance, which includes salary, benefits and automobile lease payments, through the termination date of the employment contract.  If the employee is terminated with cause, the employee would only be able to receive compensation that had been earned as of the employee’s termination date.  The non-compete provision contained in the Chief Executive Officer and President’s employment contracts prohibits each of the Chief Executive Officer and the President from engaging in any businesses with revenues in excess of $1,000,000 in competition with the Company, including products for human application intra-oral or two dimensional panoramic dental x-ray sources, intra-oral, digital x-ray sensors, and human application dental x-ray systems utilizing the Registrant’s cone beam scanning technology, for a period of six months after the termination of the employment contract.  Each employment contract contains standard indemnification language which indemnifies each employee against any suit by reason of that fact that the employee was a director, officer or senior-level-employee of the Company.

The Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 22, 2009, the Registrant adopted an amendment to the Registrant’s Certificate of Incorporation (the “Amendment”).  The Amendment had previously been authorized by the Board of Directors of the Registrant on June 8, 2009. The Amendment authorized the creation of a series of preferred stock of the Registrant’s authorized and unissued preferred stock, consisting of 578,466 shares, to be known as “Series A Convertible Preferred Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFP IMAGING CORPORATION
(Registrant)

Date:	June 24, 2009	By:	/s/ Elise Nissen
Elise Nissen
Chief Financial Officer